EIGHTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Eighth Amendment to Construction Loan Agreement is dated as of the 15th day of November, 2010, and is by and between RED TRAIL ENERGY, LLC, a North Dakota limited liability company ("BORROWER"), and FIRST NATIONAL BANK OF OMAHA ("BANK"), a national banking association established at Omaha, Nebraska.

WHEREAS, the BANK and BORROWER executed a written Construction Loan Agreement dated as of December 16, 2005 ("AGREEMENT").

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.           Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.

2.           BORROWER's capital expenditures are limited by provisions of the AGREEMENT to an annual maximum of $500,000. BANK agrees, however, that BORROWER may expend in its current fiscal year only, up to $1,600,000.00 of capital expenditures, notwithstanding the limitations contained in Section 6.4 11 of the AGREEMENT, to the extent such capital expenditures are included in BORROWER's current approved CAPEX BUDGET.

3.           Effective immediately, paragraphs 1.18 through 1.21 of the AGREEMENT are amended to read as follows:

1.18 VARIABLE INTEREST RATE: The interest rate on the LOANS are subject to change from time to time based on changes in an independent index which is the London Interbank offered rate for U.S. Dollar deposits published in the Wall Street Journal as the Three (3) Month LIBOR Rate ("LIBOR RATE"), to be adjusted and determined without notice to BORROWER as set forth herein. On the 16th day of each calendar quarter hereafter the LIBOR RATE applied to the REVOLVING NOTE, FIXED RATE NOTE, 2007 FIXED RATE NOTE will be adjusted and on the 16th day of each calendar month hereafter the LIBOR RATE applied to the LONG TERM REVOLVING NOTE will be adjusted ("INTEREST RATE CHANGE DATE") to the Three (3) Month LIBOR Rate which is published in the Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each INTEREST RATE CHANGE DATE. The term "London Banking Day" means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business. If for any reason the LIBOR RATE published by the Wall Street Journal is no longer available and or BANK is unable to determine the LIBOR RATE for any INTEREST RATE CHANGE DATE, BANK may, in its sole discretion, select an alternate source to determine the LIBOR RATE and will provide notice to BORROWER of the source selected. The LIBOR RATE determined as set forth above shall be referred to herein as the "INDEX". The INDEX is not necessarily the lowest rate charged by BORROWER on its loans. If the INDEX becomes unavailable during the term of the LOANS, BANK may designate a substitute index after notifying BORROWER. BANK shall tell BORROWER the current INDEX rate upon BORROWER's request.

1.19 The interest rate change will not occur more often than monthly as to the LONG TERM REVOLVING NOTE, and not occur more often than each calendar quarter as to the REVOLVING NOTE, FIXED RATE NOTE and 2007 FIXED RATE NOTE. No interest period shall extend beyond the LOAN TERMINATION DATE.

1.20 BORROWER understands that BANK may make loans based on other rates as well. The LIBOR RATE, or INDEX, for the Three (3) Month LIBOR RATE is currently .28563% per annum. The interest rate to be applied to the unpaid principal balance of the REVOLVING NOTE, FIXED RATE NOTE, 2007 FIXED RATE NOTE and LONG TERM REVOLVING NOTE is calculated at a rate four (4.00) percentage points over the INDEX, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.00000% per annum for the REVOLVING NOTE and 6.00000% per annum for the FIXED RATE NOTE, 2007 FIXED RATE NOTE and LONG TERM REVOLVING NOTE based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on the REVOLVING LOAN be less than 5.00% per annum or more than the maximum rate allowed by applicable law. Under no circumstances will the interest rate on the FIXED RATE LOAN, 2007 FIXED RATE LOAN and LONG TERM REVOLVING LOAN be less than 6.00% per annum or more than the maximum rate allowed by applicable law.

1.21 Whenever increases occur in the interest rate, BORROWER, at its option, may do one of the following: (A) increase BORROWER's payments to ensure BORROWER's loan will pay off by its original final maturity date, (B) increase BORROWER's payments to cover accruing interest, (C) increase the number of BORROWER's payments, and (D) continue BORROWER's payments at the same amount and increase BORROWER's final payment.

4.           Effective immediately, Section 1.24 of the AGREEMENT is amended to read:

1.24 "LOAN TERMINATION DATE" means the earliest to occur of the following: (i) as to the REVOLVING NOTE, June 1, 2011, as to FIXED RATE NOTE, 2007 FIXED RATE NOTE, and as to LONG TERM REVOLVING NOTE, April 16, 2012, (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK has received (a) notice in writing from BORROWER of BORROWER's election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

5.           BANK has agreed to lend up to $7,000,000.00 to BORROWER in a revolving credit facility (the "REVOLVING LOAN"). As the result, Section 2.8.1 of the AGREEMENT is amended to read as follows:

2.8.1 Subject to the terms hereof and BANK's approval based on its sole discretion, the BANK will lend the BORROWER, from time to time until the LOAN TERMINATION DATE, such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $7,000,000.00 (the "REVOLVING LOAN COMMITMENT"). The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the REVOLVING LOAN COMMITMENT or any lesser sum which is $10,000.00 or an integral multiple thereof. It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, as required in Section 6.1.9, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay BANK sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.

6.           As the result of the REVOLVING LOAN, Section 1.5 of the AGREEMENT is amended, effective immediately to read:

1.5         "BORROWING BASE" means the lesser of:

$7,000,000.00, less the amount of any outstanding Letters of Credit issued on BORROWER's account by BANK

or

The aggregate of (i) 75% of BORROWER's Inventory of corn at current value on the date reported, minus any accounts or other sums due on such Inventory, plus (ii) 80% of the amount of BORROWER's Ethanol or Distillers Grains Accounts aged thirty days or less, and 80% of the amount of BORROWER's Federal and State Incentive Accounts aged less than 120 days, excluding any Accounts reasonably deemed ineligible by BANK, plus (iii) 75% of BORROWER's Finished Goods-Ethanol and Distillers Grains Inventory (both wet and dry), valued at the lower of cost or market, plus (iv) 90% of the realizable balance of BORROWER's Hedge Account Balance on hedging accounts pledged to BANK in manner satisfactory to the BANK, less (x) BORROWER's accounts payable, and less (y) the amount of any outstanding Letters of Credit issued on BORROWER's account by BANK.

7.            Effective immediately, BORROWER and BANK agree that upon the happening of any EVENT OF DEFAULT, the BANK will apply proceeds of BORROWER's Inventory, Ethanol or Distillers Grains Accounts, Federal and State Incentive Accounts, Finished Goods Inventory, and Hedge Account Balances first to the REVOLVING LOAN and thereafter to other OBLIGATIONS; and shall apply proceeds of other COLLATERAL first to OBLIGATIONS other than the REVOLVING LOAN and thereafter to the REVOLVING LOAN.

8.            BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof.

9.           Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT,

10.         This AGREEMENT may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

IN WITNESS whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		Red Trail Energy, LLC

By:	/s/ Fallon Savage	By:	/s/ Mike Appert
	Fallon Savage	Name:	Mike Appert
	Vice President	Title:	Chairman

And

		By:	/s/ Jody Hoff
		Name:	Jody Hoff
		Title:	Secretary

STATE OF NORTH DAKOTA	)
) ss
COUNTY OF STARK	)

On this   1    day of December, 2010, before me, the undersigned Notary Public personally appeared Jody Hoff, the Secretary of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

DEELL HOFF
Notary Public	/s/ Deell Hoff
State of North Dakota	Notary Public
My Commission Expires Oct. 21, 2011

STATE OF NORTH DAKOTA	)
) ss
COUNTY OF STARK	)

On this   1    day of December, 2010, before me, the undersigned Notary Public personally appeared Mike Appert, the Chairman of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

DEELL HOFF
Notary Public	/s/ Deell Hoff
State of North Dakota	Notary Public
My Commission Expires Oct. 21, 2011